Exhibit 10.1
PACS GROUP, INC.

AMENDED AND RESTATED
NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Eligible Directors (as defined below) on the board of directors (the “Board”) of PACS Group, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Amended and Restated Non-Employee Director Compensation Program (this “Program”). The cash and equity compensation described in this Program shall be paid or be made, as applicable, automatically as set forth herein and without further action of the Board, to each member of the Board who is not an employee of the Company or any of its parents or subsidiaries unless such member is determined by the Board to not be eligible to receive compensation under this Program (each, an “Eligible Director”) unless such Eligible Director declines the receipt of such cash or equity compensation by written notice to the Company.
This Program shall become effective as of July 1, 2026 (the “Effective Date”) and shall remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time in its sole discretion. No Eligible Director shall have any rights hereunder, except with respect to equity awards granted pursuant to Section 2 of this Program.
1.Cash Compensation.
a.Annual Retainers. Each Eligible Director shall be eligible to receive an annual cash retainer of $100,000 for service on the Board.
b.Additional Annual Retainers. An Eligible Director shall be eligible to receive the following additional annual retainers, as applicable:
(i)    Audit Committee Chair. An Eligible Director serving as Chair of the Audit Committee shall be eligible to receive an additional annual retainer of $25,000 for such service.
(ii)    Audit Committee Member. An Eligible Director serving as a non-Chair member of the Audit Committee shall be eligible to receive an additional annual retainer of $12,500 for such service.
(iii)    Compensation Committee Chair. An Eligible Director serving as Chair of the Compensation Committee shall be eligible to receive an additional annual retainer of $17,500 for such service.
(iv)    Compensation Committee Member. An Eligible Director serving as a non-Chair member of the Compensation Committee shall be eligible to receive an additional annual retainer of $8,750 for such service.
(v)    Nominating and Corporate Governance Committee Chair. An Eligible Director serving as Chair of the Nominating and Corporate Governance Committee shall be eligible to receive an additional annual retainer of $15,000 for such service.
(vi)    Nominating and Corporate Governance Committee Member. An Eligible Director serving as a non-Chair member of the Nominating and Corporate Governance Committee shall be eligible to receive an additional annual retainer of $7,500 for such service.

(vii)     Quality Committee Chair. An Eligible Director serving as Chair of the Quality Committee shall be eligible to receive an additional annual retainer of $15,000 for such service.
(viii)     Quality Committee Member. An Eligible Director serving as a non-Chair member of the Quality Committee shall be eligible to receive an additional annual retainer of $7,500 for such service.
c.Payment of Retainers. The annual cash retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than 30 days following the end of each calendar quarter. In the event an Eligible Director does not serve as a director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, the retainer paid to such Eligible Director shall be prorated for the portion of such calendar quarter actually served as a director, or in such position, as applicable.
2.Equity Compensation.
a.General. Eligible Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2024 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and may be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms approved by the Board prior to or in connection with such grants. All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all grants of equity awards hereby are subject in all respects to the terms of the Equity Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Equity Plan.
b.Initial Awards. Each Eligible Director who is initially elected or appointed to serve on the Board after the Effective Date automatically shall be granted a Restricted Stock Unit award (the “Initial Equity Award”). The number of Restricted Stock Units subject to an Initial Equity Award will be determined by dividing the Pro-Rated Value by the closing price for the Company’s common stock on the applicable grant date. The Initial Equity Award shall be granted on the date on which such Eligible Director is appointed or elected to serve on the Board, and shall vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next Annual Meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date. The “Pro-Rated Value” shall equal $116,667, multiplied by a fraction, (i) the numerator of which is the difference between 365 and the number of days from the immediately preceding Annual Meeting date (or the Effective Date, if there is no preceding Annual Meeting date) through the appointment or election date and (ii) the denominator of which is 365; provided, that, the amount with respect to clause (i) shall not exceed 365 days.
c.Annual Awards. An Eligible Director who is serving on the Board as of the date of the annual meeting of the Company’s stockholders (the “Annual Meeting”) each calendar year beginning with calendar year 2027 automatically shall be granted a Restricted Stock Unit award with a value of $350,000 (an “Annual Award” and together with the Initial Equity Awards, the “Equity Awards”) on the date of such Annual Meeting. The number of Restricted Stock Units subject to an Annual Award will be determined by dividing $350,000 by the closing price for the Company’s common stock on the applicable grant date. Each Annual Award shall vest over a three-year period in three equal annual installments as follows: (i) 1/3 of the number of Restricted Stock Units subject to the Annual Award shall vest on the earlier to occur of (A) the one-year anniversary of the applicable grant date and (B) the date of the next Annual Meeting following the grant date, (ii) 1/3 of the number of Restricted Stock Units subject to the Annual Award shall vest on the earlier to occur of (A) the two-year anniversary of the applicable grant date and (B) the date of the next Annual Meeting following the one-year anniversary of the applicable grant date, and (iii) 1/3 of the number of Restricted Stock Units subject to the Annual Award shall vest on the earlier to occur of (A) the three-year anniversary of the applicable grant date and (B) the date of the next Annual Meeting following the two-year anniversary of the grant date (each of (i), (ii) and (iii), a “Vesting Tranche”), in each case, subject to continued service through the applicable vesting date.
d.Accelerated Vesting Events. Notwithstanding the foregoing, an Eligible Director’s Equity Award(s) shall vest in full immediately prior to the occurrence of a Change in Control, to the extent Equity Award(s) are outstanding at such time, if the Eligible Director will not become, as of immediately following such Change in Control, a member of the Board or the board of directors of the ultimate parent of the Company. Additionally, all of an Eligible Director’s Equity Award(s) shall vest in full (i) upon the Eligible Director’s Termination of Service by reason of death or (ii) upon a Termination of Service due to the Eligible Director’s decision to not run for re-election at an Annual Meeting, the Company’s failure to nominate the Eligible Director for re-election at an Annual Meeting following the applicable grant date (other than if any of the events constituting Cause have occurred with respect to the Eligible Director), or the failure of the Company’s stockholders to approve the Eligible Director for re-election at an Annual Meeting.
e.Holding Period Requirement. Each Eligible Director is required to retain (and not dispose of or otherwise transfer) beneficial ownership of 50% of the number of shares of the Company’s common stock subject to each Vesting Tranche while such Eligible Director is a member of the Board (the “Holding Requirement”). Notwithstanding the foregoing, the Holding Period shall cease applying (i) immediately prior to the occurrence of a Change in Control or (ii) upon the termination of an Eligible Director’s Termination of Service for any reason.
3.Compensation Limits. Notwithstanding anything to the contrary in this Program, all compensation payable under this Program will be subject to any limits on the maximum amount of non-employee Director compensation set forth in the Equity Plan, as in effect from time to time.
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